AMENDMENT #3 TO FUND PARTICIPATION AGREEMENT
                                      AMONG
                     MONY LIFE INSURANCE COMPANY OF AMERICA
                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,
                           INVESCO FUNDS GROUP, INC.,
                                       AND
                           INVESCO DISTRIBUTORS, INC.

WHEREAS, MONY Life Insurance Company of America, INVESCO Variable Investment Funds, Inc., INVESCO Funds Group, Inc. and INVESCO Distributors, Inc. entered into a Fund Participation Agreement (the "Agreement") on January 2, 2002; and

WHEREAS, the parties desire to amend the Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A to the Agreement is deleted in its entirety and replaced with the following:

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of MONY Life Insurance Company of America are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

CONTRACTS FUNDED BY SEPARATE ACCOUNT                   NAME OF SEPARATE ACCOUNT
------------------------------------                   ------------------------

Flexible Premium Variable Universal Life               MONY Variable Account L
 (MONY Variable Universal Life)                        (Established 11/28/90)

Corporate Sponsored Variable Universal Life Policy

Last Survivor Flexible Premium Variable
 Universal Life (MONY Survivorship
 Variable Universal Life)

Flexible Premium Variable Universal Life
 (MONY Variable Universal Life -Accumulation)

Flexible Premium Variable Life Policy (Group
 Corporate Sponsored Variable Universal Life Policy)

Flexible Payment Variable Annuity (MONY                MONY Variable Account A
  Variable Annuity)                                    (Established 11/28/90)

Flexible Payment Variable Annuity
  (MONY C Variable Annuity)

Flexible Payment Variable Annuity
  (MONY L Variable Annuity)

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.
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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of November 6, 2002.



                                    MONY LIFE INSURANCE COMPANY OF AMERICA

                                    By:  /s/Evelyn Peos
                                         ---------------------------
                                         Evelyn Peos, Senior Vice President


                                    INVESCO VARIABLE INVESTMENT FUNDS, INC.

                                    By:  /s/Ronald L. Grooms
                                         ---------------------------
                                         Ronald L. Grooms, Treasurer


                                    INVESCO FUNDS GROUP, INC.

                                    By:  /s/Ronald L. Grooms
                                         ---------------------------
                                         Ronald L. Grooms, Senior Vice President


                                    INVESCO DISTRIBUTORS, INC.

                                    By:  /s/Ronald L. Grooms
                                         ---------------------------
                                         Ronald L. Grooms, Senior Vice President